EXHIBIT 10.12(a)

TEMECULA VALLEY BANK, NATIONAL ASSOCIATION
                 1997 NONQUALIFIED STOCK OPTION PLAN (DIRECTORS)
                       NONQUALIFIED STOCK OPTION AGREEMENT

                  This Option Agreement is made and entered into by and between Temecula Valley Bank, National Association, a national banking association ("Bank"), and _________________ ("Optionee"), as of the ___ day of ___________
("Date of Grant"). If the Optionee is presently or subsequently becomes employed by a subsidiary of the Bank, the term "Bank" shall be deemed to refer collectively to Temecula Valley Bank, National Association and the subsidiary or subsidiaries that employs the Optionee.

                                    RECITALS

         A. The Board of Directors of the Bank has adopted, subject to shareholders approval on April 29, 1997, the Temecula Valley Bank, National Association 1997 Nonqualified Stock Option Plan ("Plan") as an incentive to retain directors of the Bank and to enhance the ability of the Bank to attract new directors whose services are considered unusually valuable by providing an opportunity to have a proprietary interest in the success of the Bank.

         B. The entire Board of Directors has approved the granting of options to the Optionee pursuant to the Plan to provide an incentive to the Optionee to focus on the long-term growth of the Bank.

                  In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Optionee agree as follows:

                  1. Grant of Option. The Bank hereby grants to the Optionee the right and option ("Option") to purchase an aggregate of _______ shares (such number being subject to adjustment as provided in paragraph 10 hereof and
Section 13 of the Plan) of the Common Stock of Temecula Valley Bank, National Association (the "Stock") on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time as hereinafter provided. The Option granted under this Agreement is not intended to be an "incentive stock option" as set forth in Section 422 of the Internal Revenue Code of 1986, as amended.

                  2. Vesting of Option. The Option shall vest and become exercisable in full on _______________.

                  3. Purchase Price. The price at which the Optionee shall be entitled to purchase the Stock covered by the Option shall be $______ per share.


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                  4. Term of Option. The Option granted under this Agreement shall expire, unless otherwise exercised, ten (10) years from the Date of Grant, through and including the normal close of business of the Bank on __________ ("Expiration Date"), subject to earlier termination as provided in paragraph 8 hereof.

                  5. Exercise of Option. The Option may be exercised by the Optionee as to all or any part of the Stock then vested by delivery to the Bank of written notice of exercise and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

                  6. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Bank of written notice, which notice shall be effective on the date received by the Bank ("Effective Date"). The notice shall state the Optionee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of the Optionee. Such notice shall be signed by the Optionee and shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Optionee, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Bank of the legal right of such person or persons to exercise the Option. All shares delivered by the Bank upon exercise of the Option shall be fully paid and nonassessable upon delivery (except as provided in the National Bank Act, as amended).

                  7. Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by the Optionee in cash or such other method permitted by the Committee and communicated to the Optionee in writing prior to the date the Optionee exercises all or any portion of the Option.

                  8. [RESERVED]

                  9. Transferability. The Option granted by this Option Agreement shall be exercisable during the term of the Option provided in paragraph 4 hereof and, this Option shall be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily.

                  10. Adjustments in Number of Shares and Option Price. In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Bank or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such remaining share of Stock then subject to this Option the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option, all as set forth in Section 13 of the Plan.

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                  11. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Bank; and (iv) if required by the Committee, the Optionee has delivered to the Committee an Investment Letter in form and content satisfactory to the Bank as provided in paragraph 12 hereof.

                  12. Securities Act. The Bank shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Bank, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Committee may require that the Optionee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Bank a written statement ("Investment Letter") stating (i) that the Optionee is purchasing the shares for investment and not with a view to the sale or distribution thereof; (ii) that the Optionee will not sell any shares received upon exercise of the Option or any other shares of the Bank that the Optionee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Bank; and (iii) containing such other terms and conditions as counsel for the Bank may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Committee in its sole discretion.

                  13. Federal and State Taxes. Upon exercise of the Option, or any part thereof, the Optionee may incur certain liabilities for federal, state or local taxes and the Bank may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Bank of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, the Optionee shall pay all Federal state and local tax withholding requirements to the Bank.

                  14. Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Option Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

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                  15. Administration. This Option Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and to this Option Agreement shall be final and binding upon the Optionee and the Bank. In the event of any conflict between the terms and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

                  16. Continuation of Directorship. This Option Agreement shall not be construed to confer upon the Optionee any right to continue as a director of the Bank.

                  17. Obligation to Exercise. The Optionee shall have no obligation to exercise any option granted by this Agreement.

                  18. Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of California.

                  19. Amendments. This Option Agreement may be amended only by a written agreement executed by the Bank and the Optionee. The Bank and the Optionee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Bank or the Optionee. In any such event, the Bank and the Optionee agree that this Option Agreement may be amended as necessary to secure for the Bank and the Optionee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

         IN WITNESS WHEREOF, the Bank has caused this Option Agreement to be duly executed by its officer thereunto duly authorized and the Optionee has hereunto set his or her hand as of the date first written above.

TEMECULA VALLEY BANK,
NATIONAL ASSOCIATION


By:      _______________________________    ____________________________________


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